                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                              NUEVO ENERGY COMPANY



                                  ARTICLE ONE

     The name of the Corporation is Nuevo Energy Company.

                                  ARTICLE TWO

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801, and the name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THREE

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware ("Act").

                                  ARTICLE FOUR

     The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be fifty million (50,000,000) shares of Common Stock of the par value of one cent ($.01) each, and ten million (10,000,000) shares of Preferred Stock of the par value of one dollar ($1.00) each. A description of the different classes of stock of the Corporation and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows:

     1. Issuance in Class or Series. The Common or Preferred Stock may be issued from time to time in one or more series, or either or both of the Common or Preferred Stock may be divided into additional classes and such classes into one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such class or series which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a class or series shall specify all or such of the rights or preferences of such class or series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such class or series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series of stock of the Corporation with respect to payment of dividends; (c) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such class or series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such class or series; (e) the amount which the shares of such class or series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other classes of stock, of the Corporation and the terms and conditions of any such conversation or exchange; (g) the voting rights, if any, of shares of stock of such class or series in addition to those granted herein, if any;
(h) the status as to reissuance or sales of shares of such class or series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation on conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other class or series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary; and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine.

     All shares of the Common Stock shall rank equally and all shares of the Preferred Stock shall rank equally, and be identical within their classes in all respects regardless of series, except as to terms which may be specified by the Board of Directors pursuant to the above provisions. All shares of any one series of a class of Common or Preferred Stock shall be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates which dividends thereon shall accrue and be cumulative.

     2. Other Provisions. Shares of Common or Preferred Stock of any class or series may be issued with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, option or special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon facts ascertainable outside the resolution or resolutions of the Board of Directors providing for the issue of such stock by the Board of Directors, provided the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions or such class or series is clearly set forth in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

     3. Common Stock. Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors providing for the issuance of a class or series of Common Stock, the Common Stock shall (a) have the exclusive voting power of the corporation; (b) entitle the holders thereof to one vote per share at all meetings of the stockholders of the Corporation; (c) entitle the holders to share ratably, without preference over any other shares of the Corporation in all assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holders thereof on such record dates as are determined, from time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors.

                                  ARTICLE FIVE

     The Corporation is to have perpetual existence.

                                  ARTICLE SIX

     1. Number, Election and Terms of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors, which, subject to the rights of holders of shares of any class of series of Preferred Stock of the Corporation then outstanding ("Preferred Stock") to elect additional directors under specified circumstances, shall consist of not less than three nor more than twenty-one persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, (ii) the affirmative vote of the holders of 80% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors voting together as a single class or (iii) pursuant to paragraph 7 of Article Eight hereof. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The directors shall be divided into three classes as nearly equal in number as possible, with the term of office of the first class to expire at the 1991 annual meeting of stockholders, the term of office of the second class to expire at the 1992 annual meeting of stockholders, and the term office of the third class to expire at the 1993 annual meeting of stockholders, and with the members of each class to hold office until their successors shall have been elected and qualified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

     2. Stockholder Nomination of Director Candidates. Advance notice of stockholder nominations for the election of directors shall be at least 120 days in advance of the date in which the next previous annual meeting of stockholders was held.

     3. Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, newly-created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director.

     4. Removal. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, any director or the entire Board of Directors, may be removed from office at any annual or special meeting called for such purpose, and then only for cause and only by the affirmative vote of the holders of 80% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. As used herein, cause shall mean only the following: proof, beyond the existence of a reasonable doubt that a director has been convicted of a felony, committed grossly negligent or wilful misconduct resulting in a material detriment to the Corporation, or committed a material breach of his fiduciary duty to the Corporation resulting in a material detriment to the Corporation.

     5. Amendment Repeal, etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of 80% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article Six, or to alter, amend, adopt any provision inconsistent with or repeal comparable section of the Bylaws of the Corporation.

                                 ARTICLE SEVEN

     Subject to the rights of the holders of any series of Preferred Shares then outstanding, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders unless all of the stockholders entitled to vote thereon consent thereto in writing. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of 80% or more of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to call a special meeting of stockholders or to alter, amend, or adopt any provision inconsistent with or repeal this Article Seven, or to alter, amend, or adopt any provision inconsistent with comparable sections of the Bylaws.

                                 ARTICLE EIGHT

     1. Vote Required for Business Combination. In addition to any affirmative vote required by law or this Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in paragraph 2 of this Article Eight, a Business Combination (as hereinafter defined) shall be approved by the affirmative vote of 80% or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined, voting together as a single class and by the affirmative vote of at least a majority of the entire Board of Directors of the Corporation. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

     2. Exception. The provisions of paragraph 1 of this Article Eight shall not be applicable to any particular Business Combination, and such Business Combination need be approved by only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, or any agreement with any national securities exchange, if the Business Combination shall have been approved (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) by a majority of the Continuing Directors (as hereinafter defined).

     3. Definitions and Construction. The following definitions and interpretations shall apply with respect to this Article Eight:

          a. The term "Business Combination" shall mean:

               (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

               (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation, or other agreement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of an Interested Stockholder involving any assets, securities, or commitments of the Corporation, any subsidiary of any Interested Stockholder, or any Affiliate or Associate of any Interested Stockholder having an aggregate fair market value and/or involving aggregate commitments of $1,000,000 or more; or

               (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation which is voted for, approved, or consented to by any Interested Stockholder; or

               (iv) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries, or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

               (v) any agreement, contract, or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) to (iv).

          b. The terms "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article Four of this Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

          c. The terms "person" shall mean any individual, firm, company, or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement, or understanding, directly or indirectly, for the purpose of acquiring, holding, voting, or disposing of Capital Stock.

          d. The term "Interested Stockholder" shall mean any person (other than the Corporation or any subsidiary and other than any profit-sharing, employee stock ownership, or other employee benefit plan of the Corporation or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (i) is the beneficial owner of Voting Stock representing twenty percent or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or
     (ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing twenty percent or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock.

          e. A person shall be a "beneficial owner" of any Capital Stock (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement, or understanding; or (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to subparagraph (d) of this paragraph 3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this subparagraph (e) of paragraph 3, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise.

          f. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934 as in effect on the date that Article Eight is approved by the Board (the term "registrant" in such Rule 12b-2 meaning, in this case, the Corporation.

          g. The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in subparagraph (d) of this paragraph 3, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

          h. The term "Continuing Director" means either (i) any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder became an Interested Stockholder or (ii) any member of the Board of Directors appointed as a director by the incorporator of the Corporation. The term "Continuing Director" shall also include any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder, and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

     4. Determinations as to Status. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article Eight, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, and (d) whether the assets that are the subject of any Business Combination have, or the consideration, to be received for the issuance or transfer of securities by the Corporation of any subsidiary in any Business Combination has, an aggregate fair market value of $1,000,000 or more. Any such determination made in good faith shall be binding and conclusive on all parties.

     5. Fiduciary Duty. Nothing contained in this Article Eight shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     6. Determination by Board of Directors. The fact that any Business Combination complies with the provisions of paragraph 2 of this Article Eight shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit, or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to evaluations of or actions and responses taken with respect to such Business Combination.

     7. Effect of Business Combination. Upon the earlier to occur of (i) an announcement by an Interested Stockholder of its intention to commence a Business Combination, (ii) the commencement by an Interested Stockholder of a Business Combination; or (iii) a person becoming an Interested Stockholder in connection with a Business Combination, the number of directors constituting the Board of Directors of the Corporation shall automatically be reduced to three, consisting of one director from each class of directors; provided, however, that, within fifteen days after the occurrence of such event, a majority of Continuing Directors may from time to time suspend temporarily or permanently the operation of this paragraph, and provided further, that no such reduction shall shorten the term of any director then in office.

     8. Amendments. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend, repeal, or adopt any provision inconsistent with this Article Eight.

                                  ARTICLE NINE

     The Corporation shall have the power to indemnify its current or former directors, officers, employees and agents or any person who served or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted by the General Corporation Law of Delaware. Such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled, under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

                                  ARTICLE TEN

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Act, or, (iv) for any transaction from which the director derived an improper personal benefit.

                                 ARTICLE ELEVEN

          The name and address of the incorporator is as follows:

          Ronald L. Brown
          3200 NCNB Center, Tower I
          300 North Ervay
          Dallas, Texas  75201

          In witness whereof, this certificate of incorporation was executed by the above named corporation on the 28th day of February, 1990.


                                              /s/ Ronald L. Brown
                                           ------------------------------------
                                           Ronald L. Brown

                           CERTIFICATE OF CORRECTION
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              NUEVO ENERGY COMPANY


          Nuevo Energy Company, a Delaware corporation, pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, certifies:

          First: That the Certificate of Incorporation which was filed with the Secretary of State of the State of Delaware on March 2, 1990, is an inaccurate record of the corporate action therein referred to.

          Second: That such Certificate if Incorporation was inaccurate in that Article Four, Section 3 stated as follows:

          3. Common Stock. Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors providing for the issuance of a class or series of Common Stock, the Common Stock shall (a) have the exclusive voting power of the corporation; (b) entitle the holders thereof to one vote per share at all meetings of the stockholders of the Corporation; (c) entitle the holders to share ratably, without preference over any other shares of the Corporation in all assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holders thereof on such record dates as are determined from time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors.

          Third: Article Four, Section 3 in correct form should read as follows:

          3. Common Stock. Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors providing for the issuance of a class or series of Preferred Stock or Common Stock, the Common Stock shall (a) have the exclusive voting power of the corporation; (b) entitle the holders thereof to one vote per share at all meetings of the stockholders of the Corporation; (c) entitle the holders to share ratably, without preference over any other shares of the Corporation in all assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holders thereof on such record dates as are determined form time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors.

          IN WITNESS WHEREOF, Nuevo Energy Company has caused this Certificate of Correction to be executed by its duly authorized officers this 28th day of May, 1992.


                                        By:   /s/ John J. Lendrum, III
                                           ------------------------------------
                                           John J. Lendrum, III
                                           Executive Vice President

ATTEST:

   /s/ Willard I. Boss, Jr.
----------------------------------
Willard I. Boss, Jr.
Secretary

                           CERTIFICATE OF CORRECTION
                                       OF
                          CERTIFICATE IF INCORPORATION
                                       OF
                              NUEVO ENERGY COMPANY

   Nuevo Energy Company, a Delaware corporation, pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, certifies:

   First: That the Certificate of Incorporation which was filed with the Secretary of State of the State of Delaware on March 2, 1990, is an inaccurate record of the corporate action therein referred to.

   Second: That such Certificate of Incorporation was inaccurate in that Article Ten stated as follows:
                                  ARTICLE TEN

           A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Act, or, (iv) for any transaction from which the director derived an improper personal benefit.

   Third:  Article Ten in correct form should read as follows:

                                  ARTICLE TEN

           A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Act, or (iv) for any transaction from which the director derived an improper personal benefit.

   IN WITNESS WHEREOF, Nuevo Energy Company has caused this Certificate of Correction to be executed by its duly authorized officers this 8th day of June, 1992.

                                     By:   /s/ John J. Lendrum, III
                                        ---------------------------------------
                                        John J. Lendrum, III
                                        Executive Vice President

ATTEST:

/s/ Willard I. Boss, Jr.
----------------------------------
Willard I. Boss, Jr.
Secretary

                           CERTIFICATE OF CORRECTION
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              NUEVO ENERGY COMPANY

   Nuevo Energy Company, a Delaware corporation, pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, certifies:

   First: That the Certificate of Incorporation which was filed with the Secretary of State of the State of Delaware on March 2, 1990, is an inaccurate record of the corporate action therein referred to.

   Second: That such Certificate of Incorporation was inaccurate in that Article Seven stated as follows:

                                 ARTICLE SEVEN

           Subject to the rights of the holders of any series of Preferred Shares then outstanding, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by an consent in writing by such stockholders unless all of the stockholders entitled to vote thereon consent thereto in writing. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of 80% or more of the voting power of all the shares of the Corporation entitle to vote generally in the election of directors, voting together as a single class, shall be required to call a special meeting of stockholders or to alter, amend, or adopt any provision inconsistent with or repeal this Article Seven, or to alter, amend, or adopt any provision inconsistent with comparable sections of the Bylaws.

   Third:  Article Seven in correct form should read as follows:

                                 ARTICLE SEVEN

           Subject to the rights of the holders of any series of Preferred Shares then outstanding, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders unless all of the stockholders entitled to vote thereon consent thereto in writing. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of 80% or more of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to call a special meeting of stockholders to alter, amend, or adopt any provision inconsistent with or repeal this Article Seven, or to alter, amend, or adopt any provision inconsistent with comparable sections of the Bylaws.

   IN WITNESS WHEREOF, Nuevo Energy Company has caused this Certificate of Correction to be executed by its duly authorized officers this 26th day of June, 1992.

                                           By:   /s/ John J. Lendrum, III
                                                 -------------------------------
                                                 John J. Lendrum, III
                                                 Executive Vice President

ATTEST:

   /s/ Willard I. Boss, Jr.
----------------------------------
Willard I. Boss, Jr.
Secretary

                                       2